EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes Oxley Act of 2002 (18 U.S.C. 1350) and
Rules 13a-14(b) of the Securities Exchange Act of 1934

In connection with the joint quarterly report on Form 10-Q of Icahn Enterprises L.P. and Icahn Enterprises Holdings L.P., for the period ended March 31, 2015, the undersigned certify that, to the best of his knowledge, based upon a review of the Icahn Enterprises L.P. and Icahn Enterprises Holdings L.P. joint quarterly report on Form 10-Q for the period ended March 31, 2015:

(1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrants.

/s/Keith Cozza
Keith Cozza
President and Chief Executive Officer of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P. and Icahn Enterprises Holdings L.P.

Date: May 7, 2015

/s/SungHwan Cho
SungHwan Cho
Chief Financial Officer of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P. and Icahn Enterprises Holdings L.P.

Date: May 7, 2015